Exhibit 21



                                                      Percentage of Outstanding
                            Place of Incorporation       Stock or Ownership
Name of Subsidiary             or Organization       Interest Held by Registrant
------------------          ----------------------   ---------------------------



Cal-Maine Farms, Inc.             Delaware                       100%

Southern Equipment
 Distributors, Inc.               Mississippi                    100%

South Texas Applicators,
 Inc.                             Delaware                       100%

Cal-Maine Partnership,
 Ltd.                             Texas                           (1)

CMF of Kansas, LLC                Delaware                        (2)



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(1)  Limited partnership in which Cal-Maine Foods, Inc. has a 1% General Partner interest and Cal-Maine Farms, Inc. has a 99% Limited Partner interest.

(2) Limited liability company of which Cal-Maine Foods, Inc. and Cal-Maine Farms, Inc. are members and have 99% and 1% interests, respectively.




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